SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 1, 2009

Tri-Valley Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-31852	84-0617466
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4550 California Blvd., Suite 600

Bakersfield, California 93309

(Address of principal executive office)

Issuer's telephone number: 661-864-0500

Section 5	Corporate Governance and Management

Item 5.02	Appointment of Principal Officers

On October 1, 2009, Tri-Valley Corporation appointed John E. Durbin to be its Chief Financial Officer, succeeding Arthur M. Evans who becomes Chief Compliance Officer. A press release announcing the appointments of Mr. Durbin and Mr. Evans is attached.

Tri-Valley and Mr. Durbin have entered into a letter agreement concerning his employment, by which Mr. Durbin will be paid a monthly salary of $15,000 and will receive options to purchase 100,000 shares of Tri-Valley’s common stock which vest incrementally over the next three years. He will receive the insurance and retirement benefits that are generally available to Tri-Valley employees.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2009	TRI-VALLEY CORPORATION /s/ Maston N. Cunningham
Maston N. Cunningham, President and Chief Operating Officer